EXHIBIT 10.2

                               PROMISSORY NOTE

Borrower:                                Lender:
The President Riverboat Casino-          American Gaming & Entertainment, Ltd.
Mississippi, Inc.                        One Woodland Avenue
802 North First Street                   Paramus, NJ  07652
St. Louis, Missouri 63102

==============================================================================

Principal Amount:            Maturity Date of Note:             Date of Note:
U.S. $5,827,500.00              April 15, 2000                 August 10, 1999


PROMISE TO PAY. THE PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC., a Mississippi corporation ("Borrower"), promises to pay to the order of AMERICAN GAMING & ENTERTAINMENT, LTD. ("Lender"), or its assigns, in lawful money of the United States of America the sum of Five Million, Eight Hundred Twenty-seven Thousand, Five Hundred and 00/100 Dollars (U.S. $5,827,500.00), plus costs, interest, attorneys' fees and other expenses as set forth below (the "Indebtedness").

SALE AGREEMENT. This Note is made and executed with reference to that certain Sale Agreement among Borrower, Lender and certain other parties, dated July 2, 1999. All capitalized terms used in this Note (and not otherwise defined herein) shall have the meanings defined in the Security Agreement and the Preferred Ship Mortgage, dated of even date herewith and attached as exhibits to the Sale Agreement.

NO INTEREST. The amount due under this Note shall not bear interest, except as stated below.

PAYMENT OF PRINCIPAL. The principal amount due under this Note shall be payable in monthly installments of $290,000 on the first day of each month beginning on September 1, 1999, and continuing through March 1, 2000, plus $145,000.00 on the first day of April 2000, and then the balance of all outstanding principal shall be due and payable at maturity on April 15, 2000. All payments shall be made to Rimmer, Rawlings, MacInnis & Hedglin, 210 E. Capitol Street, Jackson, Mississippi, 39201, provided, however, that a different place of payment may be designated by Lender, or its assigns.

PREPAYMENT. Borrower may prepay this Note in whole or in part at any time, without penalty.

LATE CHARGE. If the Borrower fails to pay any payment under this Note in full by the tenth day of the month in which the payment is due, Borrower agrees to pay Lender a delinquency charge of 12% per annum on the amount of the delinquent payment due or, if the maturity date of the note has been accelerated, on the entire amount of the Indebtedness, from the time of the delinquency until the delinquent amount is paid in full.

LENDER'S RIGHTS UPON DEFAULT.  Upon the occurrence of and during the

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continuation of any Event of Default (as defined in the Preferred Ship
Mortgage delivered by Purchaser under the Sale Agreement), Lender shall have all of the rights and remedies provided in the Security Agreement and Preferred Ship Mortgage delivered by Purchaser under the Sale Agreement. If an Event of Default occurs and is not cured within twenty (20) days thereof, Lender shall have the right to accelerate the maturity of this Note and declare the entire unpaid balance of the Indebtedness immediately due and payable.

COLLATERAL. This Note is secured by security rights granted in that certain Security Agreement and that certain Preferred Ship Mortgage, executed by Borrower in favor of Lender of even date herewith.

ATTORNEYS' FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees, costs and expenses.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Mississippi.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:                     THE PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC.




                              By: /s/ James A. Zweifel
                                 ---------------------------------------------
                                 Name:   James A. Zweifel
                                 Title:  Executive Vice President
                                         and Chief Financial Officer